EXHIBIT 99.2

FORM OF GM COMMON STOCKHOLDER CONSENT

      The following is the form of consent card to be distributed to GM common stockholders in connection with the GM consent solicitation relating to the proposals described in the consent solicitation statement/ information statement/ prospectus contained in that certain registration statement on Form S-4 of HEC Holdings, Inc. This form is for use by holders of GM’s Common Stock, par value $1 2/3 per share. Substantially similar consent cards will be used for holders of GM’s Class H Common Stock, par value $0.10 per share. As applicable, substantially similar consent cards will be used for street name holders of both classes of GM’s common stock.

Front Side of Consent Card:

CONSENT TO ACTION OF STOCKHOLDERS WITHOUT A MEETING

REVOCABLE CONSENT SOLICITED ON BEHALF OF
GENERAL MOTORS CORPORATION

COMMON

FAILURE TO EXECUTE AND RETURN THIS CONSENT CARD WILL HAVE THE EFFECT OF A VOTE AGAINST THE CORPORATE ACTION DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

      The undersigned, a common stockholder of General Motors Corporation (“General Motors” or “GM”), acting with respect to all of the shares of Common Stock, par value $1 2/3 per share (“GM $1 2/3 par value common stock”), held by the undersigned on                               , 2002 (the “Record Date”), hereby consents, withholds consent or abstains, as specified on the reverse side, with respect to the taking of corporate action without a meeting pursuant to Section 228 of the Delaware General Corporation Law. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Consent Solicitation Statement/ Prospectus (the “Consent Solicitation Statement/ Prospectus”) furnished herewith to stockholders of General Motors who held shares of GM $1 2/3 par value common stock and GM Class H common stock on the Record Date.

      Stockholders wishing to approve and consent to any action set forth herein should mark the applicable “Consent” box on the reverse side of this consent card. Stockholders opposing any such action should register their position by marking the applicable “Withhold Consent” or “Abstain” box on the reverse side of this consent card or by not completing and returning this consent card. Unless you otherwise indicate on this consent card, this consent card will be voted as set forth on the reverse side with respect to all shares of GM $1 2/3 par value common stock held by the undersigned on the Record Date, and if no choice is indicated but this consent card is signed, you will be deemed to have consented to each of the actions set forth on the reverse side of this consent card. By executing this card, the undersigned hereby revokes any and all prior consents and hereby affirms that, as of the Record Date, the undersigned had the power to deliver a consent for the number of shares represented by this consent.

SIGNED BUT UNMARKED CARDS WILL BE DEEMED TO GIVE CONSENT TO THE ACTION SET FORTH ON THE REVERSE SIDE OF THIS CARD.

      Completion of the Transactions is conditioned upon receiving the consent of the holders of: (1) a majority of the shares of GM $1 2/3 par value common stock outstanding as of the Record Date, voting as a separate class, (2) a majority of the shares of GM Class H common stock outstanding as of the Record Date, voting as a separate class and (3) a majority of the voting power of the shares of GM $1 2/3 par value common stock and GM Class H common stock outstanding as of the Record Date, voting together as a single class, based on their respective per share voting power pursuant to the provisions set forth in the GM restated certificate of incorporation. Unless previously revoked, the actions set forth in this consent will be effective when and if delivered along with consents representing the percentages of shares indicated in the immediately preceding sentence to General Motors (but no sooner than 20 business days following the mailing of the Consent Solicitation Statement/ Prospectus to GM stockholders).

PLEASE SIGN AND DATE ON REVERSE

Back Side of Consent Card:

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE.

FAILURE TO EXECUTE AND RETURN THIS CONSENT CARD WILL HAVE THE EFFECT OF A VOTE AGAINST THE CORPORATE ACTION DESCRIBED BELOW.

THE BOARD OF DIRECTORS OF GENERAL MOTORS CORPORATION RECOMMENDS THAT

GM COMMON STOCKHOLDERS
CONSENT TO EACH OF THE PROPOSALS BELOW.

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL (1): APPROVAL OF THE FIRST GM CHARTER AMENDMENT

      This proposal consists of the approval of an amendment to Article Fourth of the GM restated certificate of incorporation to:

•	add a provision which will enable the GM board of directors to reduce the denominator of the GM Class H fraction in an amount that reflects the Hughes dividend distribution in connection with the Hughes recapitalization; and

•	add a redemption feature to the terms of the GM Class H common stock that will make the GM Class H common stock redeemable in exchange for shares of HEC Holdings Class C common stock, on a share-for-share basis, to effect the Hughes split-off; and

•	add a provision to expressly provide that the completion of the GM/ Hughes separation transactions will not result in a recapitalization of the GM Class H common stock into GM $1 2/3 par value common stock at a 120% exchange rate as currently provided for under certain circumstances pursuant to provisions of the GM restated certificate of incorporation.

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL (2): RATIFICATION OF ALL OTHER ASPECTS OF THE TRANSACTIONS

      This proposal consists of the ratification of all other aspects of the Transactions, including, among other things, the Hughes recapitalization and the Hughes dividend distribution in connection therewith, the Hughes split-off, the Hughes/ EchoStar merger and the other related transactions contemplated pursuant to the implementation agreement, the GM/ Hughes separation agreement and the other agreements contemplated by those agreements. By approving this proposal, GM $1 2/3 par value common stockholders and GM Class H common stockholders will be, among other things, approving and consenting to an asset transfer consisting of the Hughes dividend distribution to GM. This consent and approval will ensure that the completion of the GM/ Hughes separation transactions will not result in the pro rata distribution of a portion of the Hughes dividend distribution to GM Class H common stockholders in accordance with the GM Class H fraction, that is currently provided for under certain circumstances pursuant to the GM board policy statement.

IMPORTANT NOTE REGARDING PROPOSAL (1) AND PROPOSAL (2): ALTHOUGH PROPOSAL (1) AND PROPOSAL (2) ABOVE ARE SEPARATE MATTERS TO BE VOTED UPON BY THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS IN CONNECTION WITH THE TRANSACTIONS, THESE PROPOSALS ARE EXPRESSLY CONDITIONED ON EACH OTHER. THIS MEANS THAT, EVEN IF THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS APPROVE ONE PROPOSAL, GM WILL NOT COMPLETE THE TRANSACTIONS CONTEMPLATED BY THAT PROPOSAL UNLESS THE GM $1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS ALSO APPROVE THE OTHER PROPOSAL SO THAT THE TRANSACTIONS CAN BE COMPLETED AS PLANNED AND AS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT/ PROSPECTUS. IN OTHER WORDS, BOTH PROPOSAL (1) AND PROPOSAL (2) ABOVE MUST BE APPROVED BY THE GM

$1 2/3 PAR VALUE COMMON STOCKHOLDERS AND THE GM CLASS H COMMON STOCKHOLDERS IN ORDER FOR GM TO OBTAIN THE REQUISITE GM COMMON STOCKHOLDER APPROVAL OF THE PROPOSALS RELATING TO THE TRANSACTIONS. ACCORDINGLY, IF YOU WISH TO APPROVE THE PROPOSALS RELATING TO THE TRANSACTIONS, YOU SHOULD VOTE FOR BOTH PROPOSAL (1) AND PROPOSAL (2).

Consent ☐	Withhold Consent ☐	Abstain ☐

PROPOSAL (3): APPROVAL OF THE SECOND GM CHARTER AMENDMENT

      This proposal consists of the approval of an amendment to Article Fourth of the GM restated certificate of incorporation to eliminate certain provisions relating to the GM Class H common stock after completion of the Hughes split-off.

      When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Dated:

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Signature	Dated:

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